Exhibit 12.1
                                                                    ------------

Moll Industries, Inc.
Ratio of Earnings to Fixed Charges, Ratio of Earnings to
Cash Interest Expense and Ratio of Net Debt to EBITDA


Fixed Charge Calculation
Income before taxes and extraordinary item                    (14,870)
Fixed charges                                                  19,114
                                                              -------
                                                                4,244
Fixed charges                                                  19,114
                                                              -------
                                                                  0.2
                                                              =======
Fixed charges:
    Interest                                                   17,806
    Rent (1/3 of annual expense)                                1,308
                                                              -------
                                                               19,114
                                                              =======
Ratio of Earnings to Cash Interest Expense

Earnings                                                        4,244
Cash Interest Expense                                          17,806
                                                              -------
                                                                  0.2
                                                              =======
Net Debt to EBITDA

Debt                                                          256,454
EBITDA                                                         19,329
                                                              -------
                                                                 13.3
                                                              =======